EXHIBIT 10.9

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) dated November 25th 2008 is by and among:

(a) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent for and on behalf of the ABL Lenders (as hereinafter defined) pursuant to the ABL Loan Agreement (as hereinafter defined) (in such capacity, and together with its successors and assigns in such capacity, and any successor or replacement agent for and on behalf of Lenders under the ABL Loan Agreement, “ABL Agent”);

(b) BNP PARIBAS, in its capacity as agent for and on behalf of the Term Lenders (as hereinafter defined) pursuant to the Term Loan Agreement (as hereinafter defined) (in such capacity, and together with its successors and assigns in such capacity, and any successor or replacement agent for and on behalf of Term Lenders under the Term Loan Agreement, “Term Agent”); and

(c) GGC FINANCE PARTNERSHIP, L.P., a Cayman Islands limited partnership, in its capacity as a junior creditor under the Junior Note Purchase Agreement (as defined below) (in such capacity, and together with its successors and assigns in such capacity, the “Junior Creditor”).

W I T N E S S E T H:

WHEREAS, Junior Creditor and Borrower are parties to the Junior Note Purchase Agreement (as defined below), pursuant to which the Junior Creditor Note shall be issued to Junior Creditor; and

WHEREAS, Senior Creditors (as hereinafter defined) have entered into financing arrangements with Borrowers (as hereinafter defined) pursuant to which Senior Creditors have made and may make upon certain terms and conditions, loans and provide other financial accommodations to Borrowers secured by certain assets and properties of Borrowers and Guarantors; and

WHEREAS, in order to induce Senior Creditors to continue the financing arrangements with Borrowers, Junior Creditor has agreed to the subordination in right of payment of the existing and future obligations of Debtors to Junior Creditor to the payment of the existing and future obligations of Debtors to Senior Creditors and related matters as set forth below;

NOW, THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS

As used above and in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1 “ABL Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

1.2 “ABL Lenders” means Wachovia Bank, National Association, a national banking association, in its individual capacity and not as agent, and any other financial institution which is from time to time a party to the ABL Loan Agreement or any of the other ABL Loan Documents as a lender, and their respective successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt under the ABL Loan Agreement or is otherwise party to ABL Loan Agreement or related documents); each sometimes referred to herein individually as an “ABL Lender”.

1.3 “ABL Loan Agreement” means that certain ABL Loan and Security Agreement dated as of August 9, 2007, among Company, the ABL Agent and the ABL Lenders, as amended as of the date hereof (and as thereafter amended, restated, extended, supplemented or otherwise modified from time to time).

1.4 “ABL Loan Documents” means the “Financing Agreements” as defined in the ABL Loan Agreement.

1.5 “Agent Default Notice” means a notice delivered by an Agent to Junior Creditor, which notice describes the Senior Other Covenant Default that is the subject of the Agent Default Notice.

1.6 “Agent” means, either the ABL Agent or the Term Agent, or collectively, the ABL Agent and the Term Agent as the context requires.

1.7 “Agreements” shall mean, collectively, the Senior Creditor Agreements and the Junior Creditor Agreements.

1.8 “AHYDO Catch-Up Payments” shall mean those payments referred to, and required to be paid, under Section 2.15 of the Junior Note Purchase Agreement, as in effect on the date hereof or as modified in accordance with the terms hereof.

1.9 `Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.10 “Borrowers” shall mean, collectively, the following, together with their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign: (a) Company and (b) for purposes of the ABL Loan Documents, the Subsidiaries of Company from time to time parties to the ABL Loan Agreement as Borrowers pursuant to and in accordance with the terms thereof; each sometimes referred to herein individually as a “Borrower”.

1.11 “Company” shall mean U.S. Silica Company, a Delaware corporation.

1.12 “Creditors” shall mean, collectively, Senior Creditors and Junior Creditor and their respective successors and assigns; each sometimes referred to herein individually as a “Creditor”.

1.13 “Debtors” shall mean collectively, the Borrowers and the Guarantors.

1.14 “Enforcement Action” shall mean (a) to take from or for the account of any Debtor or any other Person, by set off, the whole or any part of any moneys which may now or hereafter be owing by any Debtor with respect to the Junior Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Debtor or any other Person to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Creditor Agreements or applicable law with respect to the Junior Debt, (c) to accelerate the Junior Debt, or (d) to exercise any put option or to cause any Debtor to honor any redemption or mandatory prepayment or any obligation to make an offer to repurchase under any Junior Creditor Agreement.

1.15 “Event of Default” shall mean the occurrence of an “Event of Default” under and as defined in the ABL Loan Agreement or the Term Loan Agreement.

1.16 “Guarantors” shall mean, collectively, any Person that at any time becomes party to a guarantee in favor of either Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Senior Debt (other than a Borrower); each sometimes referred to herein individually as a “Guarantor”.

1.17 “Insolvency Proceeding” shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors’ rights generally or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties or (c) any proceedings for liquidation, dissolution or other winding up of the business of such Person or (d) any assignment for the benefit of creditors or any marshaling of assets of such Person.

1.18 “Junior Creditor” has the meaning assigned to such term in the introductory paragraph to this Agreement.

1.19 “Junior Creditor Agreements” shall mean, collectively, the Junior Note Purchase Agreement, the Junior Creditor Note and all other agreements, documents fee letters, and instruments at any time executed and/or delivered by any Debtor or any other person to, with or in favor of Junior Creditor in connection with the Junior Debt or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.20 “Junior Creditor Notes” shall mean that certain Promissory Note dated as of the date hereof in the original principal amount of $80,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced to the extent permitted hereunder.

1.21 “Junior Debt” shall mean the “Obligations” as defined in the Junior Note Purchase Agreement and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Debtors to Junior Creditor, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under or evidenced by the Junior Creditor Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior Creditor Agreements or after the commencement of any case with respect to any Debtor under the Bankruptcy Code or any similar statute or any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Junior Creditor.

1.22 “Junior Debt Fees, Costs and Expenses” means reasonable fees and reasonable out-of-pocket expenses payable by one of more Debtors to the Junior Creditor pursuant to the terms of the Junior Creditor Agreements as in effect on the date hereof or as modified in accordance with the terms hereof.

1.23 “Junior Default” means a default in the payment of the Junior Debt, or a default in the performance of any term, covenant or condition contained in the Junior Creditor Agreements or the occurrence of any other event or condition constituting a default or event of default under the Junior Creditor Agreements.

1.24 “Junior Default Notice” shall mean a written notice from Junior Creditors to the Agents pursuant to which the Agents are notified of the existence of a Junior Default, which notice incorporates a reasonably detailed description of such Junior Default and indicates that it is a “Junior Default Notice” for purposes of Section 2.4 of this Agreement.

1.25 “Junior Note Purchase Agreement” means that certain Note Purchase Agreement dated as of the date hereof between Junior Creditors and Debtors, pursuant to which the Junior Creditor Notes shall be issued, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced to the extent permitted hereunder.

1.26 “Lenders” means collectively, the ABL Lenders and the Term Lenders.

1.27 “Payment in Full” or “payment in full” or “Paid in Full” shall mean, as to any Senior Debt, the final payment and satisfaction in full in immediately available funds of all of such Senior Debt and the termination of the commitments of Senior Creditors (but not including for this purpose the refinancing or replacement of Senior Creditors). If after receipt of any payment of, or proceeds of collateral applied to the payment of, any Senior Debt, any Senior Creditor is required to surrender or return such payment or proceeds to any person for any reason, then the Senior Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by such holder. The term “paid in full” as used herein shall have the same meaning as the term “payment in full”.

1.28 “Permitted Junior Debt Payments” shall mean, collectively, (a) payments of Junior Debt Fees, Costs and Expenses, (b) payments of regularly scheduled, non-accelerated payments of cash interest on the Junior Debt as and when due and payable in accordance with the terms of the Junior Creditor Agreements as in effect on the date hereof or as modified in accordance with the terms hereof, (c) in addition to amounts permitted to be paid pursuant to the preceding clause (b), AHYDO Catch-Up Payments, and (d) payments by one or more Debtors to Junior Creditor in satisfaction of such Debtor’s indemnity obligations set forth in Section 9.3 of the Junior Note Purchase Agreement, as in effect of the date hereof or as modified in accordance with the terms hereof.

1.29 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.30 “Reorganization Subordinated Securities” shall mean any notes or other securities issued in substitution of all or any portion of the Junior Debt that are subordinated, including in right of payment, to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt) at least to the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement, and, in the case of debt securities, have maturities and other terms no less advantageous to Debtors and Lenders than the terms contained in the Junior Creditor Agreements.

1.31 “Senior Creditors” shall mean collectively, Agents and Lenders; each sometimes referred to herein individually as a “Senior Creditor”.

1.32 “Senior Creditor Agreements” shall mean, collectively, the ABL Loan Documents, the Term Loan Documents and all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor or any other person to, with or in favor of any Senior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt).

1.33 “Senior Debt” shall mean the “Obligations” as defined in the ABL Loan Agreement and the Term Loan Agreement, respectively, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Debtors to Senior Creditors and/or their respective affiliates, or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Senior Creditor Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements or after the commencement of any case with respect to any Debtor under the Bankruptcy Code or any similar statute or any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Senior Creditors; provided that the aggregate principal amount of, without duplication, any revolving credit commitments, revolving credit loans, the outstanding face amount of letters of credit, term loans, bonds, debentures, notes or similar instruments issued under the Senior Creditor Agreements in excess of $150,700,000, shall not constitute Senior Debt for purposes of this Agreement.

1.34 “Senior Other Covenant Default” shall mean any Event of Default other than a Senior Payment Default.

1.35 “Senior Other Covenant Default Blockage Period” has the meaning assigned to it in Section 2.2(c).

1.36 “Senior Payment Default Blockage Period” has the meaning assigned to it in Section 2.2(b).

1.37 “Senior Payment Default” shall mean an Event of Default resulting from the failure of any Debtor to make any payment under either the ABL Loan Agreement or the Term Loan Agreements when due (whether at the maturity thereof, or upon demand therefor or upon acceleration of maturity or otherwise) of all or any portion of the Senior Debt, whether principal or interest, or any other amounts constituting Senior Debt.

1.38 “Term Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

1.39 “Term Lenders” means BNP Paribas, in its individual capacity and not as agent, and any other “Lender” as defined in the Term Loan Agreement; each sometimes referred to herein individually as a “Term Lender”.

1.40 “Term Loan Agreement” means that certain Credit Agreement dated as of the date hereof among Debtors, the Term Agent and the Term Lenders (as amended, restated, extended, supplemented or otherwise modified from time to time).

1.41 “Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Agreement.

1.42 All terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2. SUBORDINATION OF JUNIOR DEBT

2.1 Subordination. Except as specifically set forth in Section 2.2 below, Junior Creditor hereby subordinates its right to payment and satisfaction of the Junior Debt and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the Payment in Full of all Senior Debt. Such subordination is for the benefit of each present and future Senior Creditor, each of whom shall be entitled to enforce this Agreement as party hereto, or as a third party beneficiary hereof, in the case of each other Senior Creditor. Each holder of Senior Debt, whether now outstanding or hereafter incurred, shall be deemed to have acquired Senior Debt in reliance upon the terms and provisions of this Agreement.

2.2 No Payments With Respect to Junior Debt in Certain Circumstances.

(a) Permitted Junior Debt Payments. Notwithstanding anything to the contrary contained in Section 2.1 above, but subject to Section 2.2(b) and (c) and Section 2.3 below, the Agents hereby agree that Borrowers and Guarantors may make and Junior Creditor may receive and retain Permitted Junior Debt Payments, so long as, in each instance and with respect to each such payment, no Senior Payment Default shall have occurred and be continuing and no Agent Default Notice which remains operative in accordance with Section 2.2(c) or (e) shall have been sent by either Agent.

(b) In the event that any Senior Payment Default shall have occurred and be continuing, then, no payment of cash, property or securities shall be made by any Debtor to the Junior Creditors on account of the Junior Debt (a “Senior Payment Default Blockage Period”) until:

(i) the date on which such Senior Payment Default shall have been cured or waived in accordance with the terms of the Senior Creditor Agreements or shall have ceased to exist;

(ii) the date on which the Senior Creditors or their duly authorized representatives have waived in writing the benefit of this Section 2.2(a); or

(iii) the date on which all amounts then due and payable in respect of Senior Debt shall have been Paid in Full.

(c) In the event that any Senior Other Covenant Default shall have occurred and be continuing, then, upon the receipt by any Debtor and each Junior Creditor of an Agent Default Notice (subject to Section 2.2(e) below) from the relevant Agent(s), no payment of cash, property or securities shall be made by any Debtor to the Junior Creditors on account of Junior Debt during the period (the “Senior Other Covenant Default Blockage Period”) commencing on the date of receipt of such Agent Default Notice and ending on the earliest to occur of the following:

(i) the date on which such Senior Other Covenant Default shall have been cured or waived in accordance with the terms of the Senior Creditor Agreements or shall have ceased to exist and any acceleration of Senior Debt shall have been rescinded or annulled;

(ii) the date on which the holders of such Senior Debt or their duly authorized representatives have waived in writing the benefit of this Section 2.2(b); or

(iii) 180 days after the date of receipt of the Agent Default Notice;

(d) Notwithstanding anything to the contrary contained herein, the Junior Credit Notes shall continue to accrue interest during any Senior Payment Default Blockage Period or Senior Other Covenant Default Blockage Period at the rates provided under the Junior Note Purchase Agreement or under the Junior Creditor Notes.

(e) The parties agree that (i) no more than two (2) Agent Default Notices pursuant to this Section 2.2 may be sent in any three hundred sixty (360) day period; provided, that, (A) such Agent Default Notices shall not be operative for more than one hundred eighty (180) days in the aggregate during any three hundred sixty (360) day period, (B) no more than four (4) Agent Default Notices pursuant to this Section 2.2 may be sent during the term of this Agreement and (C) an Agent Default Notice with respect to facts and circumstances constituting an Event of Default may not be used as a basis for any subsequent Agent Default Notice unless such Event of Default has been cured or waived for not less than a 180 day period following the previously delivered Agent Default Notice with respect to the same such facts and circumstances, and (ii) no Agent Default Notice under this Section 2.2 may be sent as a result of any Senior Other Covenant Default, which was existing at the time of any prior Agent Default Notice of which the relevant Agent had actual knowledge at the time of such sending, unless such Senior Other Covenant Default shall have been cured for not less than ninety (90) days and is subsequently determined by Agent to be a new Senior Other Covenant Default.

2.3 Distributions and Proceedings.

(a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Debtor or the proceeds thereof to the creditors of any Debtor or readjustment of the obligations and indebtedness of any Debtor, in any Insolvency Proceeding, or upon the sale of all or substantially all of any Debtor’s assets, then, and in any such event, Senior Creditors shall first receive Payment in Full in cash of all of the Senior Debt prior to the payment of all or any part of the Junior Debt (other than a distribution of Reorganization Subordinated Securities to the same extent as provided herein).

(b) Any payment or distribution which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities to the same extent as provided herein), shall be paid or delivered directly to Agents or held in trust for the benefit of the Senior Creditors until such payments or distributions can be promptly paid or delivered to Agents (in each case, to be held and/or applied by Agent in accordance with the terms of the Senior Creditor Agreements) until all Senior Debt is Paid in Full, and each Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and each Junior Creditor also irrevocably authorizes, empowers and directs the Agents to demand, sue for, collect and receive every such payment or distribution.

(c) Junior Creditor hereby authorizes and empowers the Agents in any Insolvency Proceeding to file a proof of claim on behalf of Junior Creditor with respect to the Junior Debt (i) if Junior Creditor fails to file such proof of claim prior to thirty (30) days before the expiration of the time period during which such claims must be submitted, or (ii) if an Agent, in good faith, determines that any statements or assertions in a proof of claim filed by Junior Creditor are not consistent with the terms and conditions hereof; provided, that, any failure of such Agent to file such proof of claim shall not be deemed to be a waiver by such Agent of any of the rights and benefits granted herein by Junior Creditor. Junior Creditor shall provide Agents with a copy of any proof of claim filed by Junior Creditor in any Insolvency Proceeding.

(d) Junior Creditor hereby irrevocably grants Agents authority and power in any Insolvency Proceeding, unless and until this Agreement is terminated in accordance with its terms: (i) to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Junior Debt; and (ii) to take such other action as may be necessary or advisable to effectuate the foregoing. Junior Creditor shall provide to Agents all information and documents necessary to present claims or seek enforcement as described in the immediately preceding sentence. To the extent necessary for Agents to realize the benefits of the subordination of the Junior Debt provided for herein (including the right to receive any payment and distributions which might otherwise be payable or deliverable in respect of the Junior in any Insolvency Proceeding or otherwise), Junior Creditor shall execute and deliver to Agents such instruments or documents (together with such assignments or endorsements as Agents shall deem necessary), as may be reasonably requested by Agents.

(e) Junior Creditor hereby agrees that, while it shall retain the right to vote its claims and, except as otherwise provided in this Agreement, otherwise act in any Insolvency Proceeding relative to any Debtor (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), Junior Creditor shall not: (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of any of the Senior Creditor Agreements or the liens and security interests granted to Agents with respect to the Senior Debt, (B) the rights and duties of Senior Creditors established in the Senior Creditor Agreements, or (C) the validity or enforceability of this Agreement; (ii) seek, or acquiesce in any request, to dismiss any Insolvency Proceeding or to convert an Insolvency Proceeding under Chapter 11 of the Bankruptcy Code to a case under Chapter 7 of the Bankruptcy Code; or (iii) seek, or acquiesce in any request for, the appointment of a trustee or examiner with expanded powers for any Debtor.

(f) Senior Creditors shall not in any event be liable for: (i) any failure to prove the Junior Debt; (ii) any failure to exercise any rights with respect thereto; (iii) any failure to collect any sums payable thereon; or (iv) any impairment or nonpayment of the Junior Debt that results, directly or indirectly, from the exercise by Senior Creditors of any of their rights or remedies under this Agreement, the Senior Creditor Agreements or under applicable law.

2.4 Junior Debt Standstill Provisions. Until the Senior Debt is Paid in Full, no Junior Creditor shall, without the prior written consent of the ABL Agent (acting upon the consent of the ABL Lenders holding more than 50% of outstanding principal amount of the loans under the ABL Loan Agreement) and the Term Agent (acting upon the consent of the Term Lenders holding more than 50% of outstanding principal amount of the loans under the Term Loan Agreement), (a) commence any Enforcement Action, or (b) commence any Insolvency Proceeding against any Debtor or its properties or (c) take any other action against any Debtor (other than the sending of a notice of a Junior Default to Debtors (but not a notice of acceleration)) or its properties; provided, that, subject at all times to the provisions of this Agreement, the Junior Creditors may enforce or exercise any or all such rights and remedies, or commence or petition for any such action or proceeding, including the commencement of an Enforcement Action, immediately after a period ending on the earlier to occur of (i) one hundred and eighty (180) days after the date of the receipt by each Agent of a Junior Default Notice, which notice shall state that a Junior Default exists and is continuing under the Junior Creditor Agreements and shall describe such Junior Default, so long as such Junior Default remains uncured, unremedied or unwaived as of the expiration of such one hundred and eighty (180) day period; (ii) written notice to Debtors of the acceleration of the Senior Debt, and (iii) the commencement of any Insolvency Proceeding against any Debtor.

2.5 Payments Received by Junior Creditor. Except for payments received by Junior Creditor as provided in Section 2.2 or Reorganization Subordinated Securities as provided in Section 2.3, should any payment or distribution or security or instrument or proceeds thereof be received by Junior Creditor in respect of the Junior Debt, Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditors, segregated from other funds and property of Junior Creditor and shall forthwith deliver the same to Agents (together with any endorsement or assignment of Junior Creditor where necessary), for application to any of the Senior Debt. In the event of the failure of Junior Creditor to make any such endorsement or assignment to Agents, Agents or any of their officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same.

2.6 Instrument Legend and Notation. Any instrument at any time evidencing the Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt and subject to the terms and conditions of this Agreement, and after being so marked certified copies thereof shall be delivered to Agents. In the event any legend or endorsement is omitted, Agents, or any of their officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination thereof contained in this Agreement.

3. COVENANTS, REPRESENTATIONS AND WARRANTIES

3.1 Additional Covenants. Junior Creditor and Debtors agree in favor of Senior Creditors that:

(a) except as specifically set forth in Sections 2.2, 2.3 and 2.4 above, Debtors shall not, directly or indirectly, make and Junior Creditor shall not, directly or indirectly, accept or receive any payment of principal or interest or any prepayment or non-mandatory payment or any payment pursuant to acceleration or claims of breach or any payment to acquire the Junior Debt or otherwise in respect of any Junior Debt; provided that a Junior Creditor may receive payment from an assignee of the Junior Debt in connection with an assignment of the Junior Debt pursuant to the terms of the Junior Creditor Agreements made in accordance with the terms of Sections 3.1(c) and 4.2 hereof.

(b) Debtors shall not grant to Junior Creditor and Junior Creditor shall not acquire any security interest, lien, claim or encumbrance on any assets or properties of Debtors;

(c) No Junior Creditor shall sell, assign, dispose of or otherwise transfer all or any portion of the Junior Debt unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agents a joinder to this Agreement, or an agreement substantially identical to this Agreement, in either case providing for the continued subordination and forbearance of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agents and the Lenders arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Junior Creditor, as provided in Section 4.2 below.

(d) Junior Creditor and Debtors shall, at any time or times upon the reasonable request of either Agent, promptly ftimish to such Agent a true, correct and complete statement of the outstanding Junior Debt; and

(e) Junior Creditor and Debtors shall execute and deliver to Agents such additional agreements, documents and instruments and take such further actions as may be necessary or desirable in the opinion of Agents to effectuate the provisions and purposes of this Agreement.

3.2 Additional Representations and Warranties.

(a) Junior Creditor and Debtors represent and warrant to Senior Creditors, as of the date hereof, that:

(i) the total principal amount of the Junior Debt is $80,000,000;

(ii) Junior Creditor has no security interests, liens, claims or encumbrances on any assets and properties of Debtors and the Junior Debt is unsecured;

(iii) no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under the Junior Creditor Agreements;

(iv) Junior Creditor is the exclusive legal and beneficial owners of all of the Junior Debt;

(v) none of the Junior Debt is subject to any lien, security interest, financing statements, subordination, assignment or other claim; and

(vi) this Agreement constitutes the legal, valid and binding obligations of Junior Creditor, enforceable in accordance with its terms as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditor’ rights generally or by equitable principles.

(b) Senior Creditor represents and warrants to Junior Creditor, as of the date hereof, that this Agreement constitutes the legal, valid and binding obligations of Senior Creditor, enforceable in accordance with its terms as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditor’ rights generally or by equitable principles.

3.3 Waivers. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, Debtors by Senior Creditors, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Junior Creditor and Debtors are or may be entitled are hereby waived (except as expressly provided for herein or as to Debtors, in the Senior Creditor Agreements). Junior Creditor also waives notice of, and hereby consents to, (a) any amendment, modification, renewal, restatement or extension of time of payment of or increases or decreases in the amount of any of the Senior Debt or to the Senior Creditor Agreements or to any collateral at any time granted to or held by Agents to secure the Senior Debt, in each case to the extent not in contravention of Section 3.6(a) hereof, (b) the taking, exchange, surrender and releasing of collateral at any time granted to or held by any Senior Creditor or guarantees now or at any time held by or available to any Senior Creditor for the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, (c) the exercise of, or refraining from the exercise of any rights against any Debtor or any other Borrower or Guarantor or any collateral at any time granted to or held by any Senior Creditor, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or (e) Senior Creditors’ election, in any proceeding instituted under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of Junior Creditor hereunder. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Agreement.

3.4 Rights of Creditors. Junior Creditor hereby waives any and all rights to have any collateral or any part thereof granted to or held by Agent marshaled upon any foreclosure or other disposition of such collateral by Agent or any Debtor with the consent of Agent. The provisions of this Agreement are solely for the purpose of defining the relative rights of Junior Creditor, Agents and Senior Creditors and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Debtor. The failure of any Debtor to make any payment to any Junior Creditor due to the operation of this Agreement shall not be construed as prohibiting the occurrence of a Junior Default.

3.5 Subrogation. Subject to the Payment in Full of the Senior Debt, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Junior Debt shall have been applied pursuant to this Agreement to the payment of Senior Debt, then and in each such event, the holders of the Junior Debt shall be subrogated to the rights of each holder of Senior Debt to receive any further payment or distribution in respect of or applicable to the Senior Debt; and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Debt of any cash, property or securities to which any holder of Junior Debt would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Debt by the holders of the Junior Debt shall, as between any Debtor, its creditors other than the holders of Senior Debt and the holders of Junior Debt, be deemed to be a payment by such Debtor to or on account of Senior Debt.

3.6 Modifications.

(a) Modifications to Senior Creditor Agreements. Senior Creditors may at any time and from time to time without the consent of or notice to any Junior Creditor, without incurring liability to Junior Creditor and without impairing or releasing the obligations of Junior Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt to which such Senior Creditors are a party, or amend or otherwise modify in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt to which such Senior Creditors are a party; provided, that, Senior Creditors shall not (i) increase the Senior Debt owing to such Senior Creditors (except as permitted by the definition of Senior Debt herein), (ii) increase any applicable interest rate margin with respect to the Senior Debt owing to such Senior Creditors by more than 200 basis points over the highest applicable interest rate margin set forth in the ABL Loan Agreement or the Term Loan Agreement, as the case may be, as in effect on the date hereof, except in connection with the imposition of a default rate of interest in accordance with the terms of such ABL Loan Agreement or Term Loan Agreement, as the case may be, (iii) extend the final maturity of the Senior Debt outstanding under the ABL Loan Agreement or the Term Loan Agreement, as the case may be, beyond the maturity date or extensions thereof contemplated in the ABL Loan Agreement or the Term Loan Agreement, as the case may be (as set forth in such Senior Credit Agreement in effect on the date hereof), or (iv) shorten the amortization of any portion of the Senior Debt owing to such Senior Creditors (as set forth in the Senior Credit Agreement in effect on the date hereof).

(b) Modifications to Junior Creditor Agreements. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Junior Creditor Agreements, Junior Creditor shall not, without the prior written consent of Agents, either (i) agree to any amendment, modification or supplement to the Junior Creditor Agreements the effect of which is to (A) increase the maximum principal amount of the Junior Debt (other than any increase from time to time which results from the capitalization of interest and fees), (B) increase the rate of interest on any of the Junior Debt payable in cash, (C) accelerate the dates upon which payments of principal or interest on the Junior Debt are due or terms upon which interest is required to be paid, (D) change in any manner adverse to any Borrower, Guarantor or Senior Creditors or add or make more restrictive any event of default or any covenant with respect to the Junior Debt (other than any modifications or additions to reflect comparable changes made with respect to the corresponding provisions contained in the Junior Creditor Agreements so long as any applicable cushion is maintained), (E) change any redemption or prepayment provisions of, cancel, forgive or transfer (except to the extent permitted hereunder), or shorten the final maturity of, the Junior Debt, (F) alter the subordination provisions with respect to the Junior Debt, including, without limitation, subordinating the Junior Debt to any other indebtedness, or (G) change or amend any other term of the Junior Creditor Agreements if such change or amendment would result in a Senior Default, increase the obligations of any Borrower or Guarantor or confer additional rights on any Junior Creditor or any other holder of the Junior Debt in a manner materially adverse to any Borrower, Guarantor or Senior Creditors or (ii) take any liens or security interests in any assets of any Borrower or Guarantor or (iii) accept any guaranty of any Junior Debt (other than as in effect on the date hereof) unless Junior Creditor has given Agents not less than five (5) Business Days’ prior written notice thereof or Agents have consented thereto (which consent shall not be unreasonably withheld or delayed so long as the applicable guarantor is also guaranteeing the Senior Debt).

4. MISCELLANEOUS

4.1 Amendments. Any modification or waiver of any provision of this Agreement, or any consent to any departure by either Agent or any Junior Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Company, the ABL Agent (if the ABL Agent or the ABL Lenders are to be bound thereby), the Term Agent (if the Term Agent or the Term Lenders are to be bound thereby) and the holders of greater than fifty percent (50%) of the then outstanding principal balance of the Junior Creditor Note(s) (if the Junior Creditors are to be bound thereby), and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given.

4.2 Successors and Assigns.

(a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each of Creditors and its respective successors, participants and assigns.

(b) To the extent provided in their respective Agreements, each Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Debt or Junior Debt, as the case may be, and, in the case of the Senior Debt, the Collateral securing same; provided, that, (i) Junior Creditor shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Debt and no Senior Creditor shall be obligated to notices to or otherwise in any manner deal directly with any participant in the Junior Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Agreement except through the lender with which it is a participant and (ii) Junior Debt and interests therein shall only be assigned, transferred or negotiated after not less than thirty (30) days prior written notice to Agents of the proposed assignment, transfer or negotiation; except that any assignment, transfer or negotiation to be effected as of the last day of any calendar quarter, may be so effected after not less than fifteen (15) days prior written notice thereof to Senior Agent.

(c) In connection with any participation or other transfer or assignment, the relevant Agent or Junior Creditor, as applicable (i) may, subject to its Agreements, disclose to such assignee, participant or other transferee or assignee all documents and information which such Agent now or hereafter may have relating to Debtors and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement. In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Junior Debt or the Senior Debt, as the case may be, shall execute and deliver to each Agent a written acknowledgement of receipt of a copy of this Agreement and the written agreement by such person to be bound by the terms of this Agreement.

(d) In connection with any successor financing or replacement of either existing credit facility provided by Agents and Lenders to Debtors, Junior Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such successor or replacement lenders, and in connection with any successor financing or replacement of the existing credit facility provided by Junior Creditor to Debtors, Agents agree to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such successor or replacement lenders

4.3 Insolvency. This Agreement shall be applicable both before and after the filing of any petition by or against any Debtor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Debtor shall be deemed to apply to a trustee for such Debtor and Debtor as debtor-in-possession. The relative rights of Senior Creditors and Junior Creditor to repayment of the Senior Debt and the Junior Debt, respectively, and in or to any distributions from or in respect of any Debtor or any proceeds of any Debtor’s property and assets, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Debtor as debtor-in-possession.

4.4 Bankruptcy Financing. If any Debtor shall become subject to a proceeding under the Bankruptcy Code and if Senior Creditors desire to permit the use of cash collateral or to provide financing to any Debtor under either Section 363 or Section 364 of the Bankruptcy Code, Junior Creditor agrees as follows: (a) adequate notice to Junior Creditor shall have been provided for such financing or use of cash collateral if Junior Creditor receive notice two (2) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Junior Creditor to any such use of cash collateral or financing. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given in the manner prescribed by Section 4.5 hereof to Junior Creditor. Junior Creditor agrees that Junior Creditor will not provide to any Debtor as debtor-in-possession any financing under Section 364(d) of the Bankruptcy Code.

4.5 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at their addresses set forth below (or to such other addresses as either party may designate by notice in accordance with the provisions of this Section:

To ABL Agent:	Wachovia Bank, National Association, as ABL Agent
1133 Avenue of the Americas
New York, New York 10036
Attention: Portfolio Manager
Telephone No.: (212) 840-2000
Telecopy No.: (212) 545-4554

To Term Agent	BNP Paribas, as Term Agent
787 Seventh Avenue
New York, New York 10019
Attention: Charles Romano, Director
Telephone No.: (212) [ ]
Telecopy No.: (212) [ ]

To Junior Creditor:	c/o of Golden Gate Capital
One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attention: Sue Breedlove
Telephone No.: (415) 983-2706
Telecopy No.: (415) 983-2806

Either Creditor may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 4.5, but such change shall not be effective until notice of such change has been received by the other Creditor.

4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Agreement or by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

4.7 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

4.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County, New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Agreement.

4.9 Complete Agreement. This written Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

4.10 No Third Parties Benefitted. Except as expressly provided in Section 4.2, this Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

4.11 Disclosures, Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtors and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Junior Debt or the Senior Debt or any collateral or guarantee which may have been granted to any of them in connection therewith, (b) any Debtor’s title to or right to any of its assets and properties or (c) any other matter except as expressly set forth in this Agreement.

4.12 Term. This Agreement is a continuing agreement and shall remain in full force and effect until the Payment in Full of the Senior Debt.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as ABL Agent

By:	/s/ James A. Kelly
Title:	Director

BNP PARIBAS, as Term Agent

By:

Title:

GGC FINANCE PARTNERSHIP, L.P.

By:

Title:

[Subordination Agreement - Silica]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as ABL Agent

By:

Title:

BNP PARIBAS, as Term Agent

By:	/s/ Richard Cushing
Title:	Managing Director

By:	/s/ Parthsarthi Rathore
Title:	Director

GGC FINANCE PARTNERSHIP, L.P.

By:

Title:

[Subordination Agreement - Silica]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as ABL Agent

By:

Title:

BNP PARIBAS, as Term Agent

By:

Title:

GGC FINANCE PARTNERSHIP, L.P.

By:		GGC Financial (US), LLC, a Delaware limited liability company, its general partner

	By:	/s/ Illegible
	Title:	Managing Director

[Subordination Agreement - Silica]

U.S. SILICA COMPANY		USS HOLDINGS, INC.

By:	/s/ John A. Ulizio	By:	/s/ John A. Ulizio

Title:		Title:

THE FULTON LAND AND TIMBER COMPANY		BMAC HOLDINGS, INC.

By:	/s/ John A. Ulizio	By:	/s/ John A. Ulizio

Title:		Title:

GEORGE F. PETTINOS LLC		BMAC SERVICES CO., INC.
By: U.S. SILICA COMPANY, its sole member

By:	/s/ John A. Ulizio	By:	/s/ John A. Ulizio

Title:		Title:

PENNSYLVANIA GLASS SAND CORPORATION		BETTER MINERALS & AGGREGATES COMPANY

By:	/s/ John A. Ulizio	By:	/s/ John A. Ulizio

Title:		Title:

OTTAWA SILICA COMPANY

By:	/s/ John A. Ulizio

Title:

[Subordination Agreement - Silica]